Registration No. 333-145651

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGHENY TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	25-1792394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Six PPG Place

Pittsburgh, Pennsylvania 15222-5479

(Address of principal executive offices)

ALLEGHENY LUDLUM, LLC PERSONAL RETIREMENT AND 401(k) SAVINGS ACCOUNT PLAN

THE 401(k) PLAN

ALLEGHENY TECHNOLOGIES RETIREMENT SAVINGS PLAN

TDY INDUSTRIES, INC. 401(k) PROFIT SHARING PLAN FOR CERTAIN EMPLOYEES OF

METALWORKING PRODUCTS

ATI PRECISION FINISHING, LLC EMPLOYEES’ 401(k) AND PROFIT SHARING PLAN

(Full title of the plan)

Elliot S. Davis

Senior Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

Allegheny Technologies Incorporated

1000 Six PPG Place

Pittsburgh, Pennsylvania 15222-5479

(Name and address of agent for service)

(412) 394-2800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The Registrant filed a Registration Statement on Form S-8 on August 23, 2007 (SEC File No. 333-145651) to register, under the Securities Act, an aggregate of 3,000,000 shares of the Registrant’s Common Stock, $.10 par value (“Common Stock”), issuable under (i) the Allegheny Ludlum, LLC Personal Retirement and 401(k) Savings Account Plan (the “Allegheny Ludlum Plan”), formerly known as the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, (ii) The 401(k) Plan, (iii) the Allegheny Technologies Retirement Savings Plan, (iv) the 401(k) Savings Account Plan for Employees of the Washington Plate Plant, (v) the Savings and Security Plan of the Lockport and Waterbury Facilities, (vi) the 401(k) Savings Account for Employees of the Exton Facility, (vii) the TDY Industries, Inc. 401(k) Profit Sharing Plan for Certain Employees of Metalworking Products, (viii) the ATI Precision Finishing, LLC Employees’ 401(k) and Profit Sharing Plan, formerly known as the Rome Metals, LLC Employees’ 401(k) and Profit Sharing Plan, and (ix) the Hourly 401(k) Plan for Represented Employees and Midland at Louisville. Effective December 31, 2012, (i) The 401(k) Savings Account Plan for Employees of the Washington Plate Plant, (ii) the Savings and Security Plan of the Lockport and Waterbury Facilities, (iii) the 401(k) Savings Account Plan for Employees of the Exton Facility and (iv) the Hourly 401(k) Plan for Represented Employees at Midland and Louisville (collectively, the “Merged Plans”) have been merged with and into the Allegheny Ludlum Plan. As a result, the offering of the Registrant’s Common Stock and plan interests under the Merged Plans has terminated. This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (SEC File No. 333-145651) is being filed to reflect such merger of the Merged Plans with and into the Allegheny Ludlum Plan by removing the Merged Plans from the Registration Statement and allocating to the Allegheny Ludlum Plan 80,994, 65,666, 99,966 and 92,667 shares of Common Stock, respectively, that remained unsold at the termination of the offering of securities under (i) the 401(k) Savings Account Plan for Employees of the Washington Plate Plant, (ii) the Savings and Security Plan of the Lockport and Waterbury Facilities, (iii) the 401(k) Savings Account Plan for Employees of the Exton Facility and (iv) the Hourly 401(k) Plan for Represented Employees at Midland and Louisville. No additional shares of the Registrant’s Common Stock are being registered.

With this filing, the shares of Common Stock listed below are allocated to the respective plans from the aggregate amount originally registered under the Registration Statement:

Plan Name	Shares
Allegheny Ludlum, LLC Personal Retirement and 401(k) Savings Account Plan	1,139,293
The 401(k) Plan	800,000
Allegheny Technologies Retirement Savings Plan	800,000
TDY Industries, Inc. 401(k) Profit Sharing Plan for Certain Employees of Metalworking Products	100,000
ATI Precision Finishing, LLC Employees’ 401(k) and Profit Sharing Plan	100,000

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 16th day of May, 2013.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Richard J. Harshman
Richard J. Harshman
Chairman, President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dale G. Reid, Elliot S. Davis and Marissa P. Earnest, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE	TITLE	DATE

/s/ Richard J. Harshman	Chairman, President and Chief	May 16, 2013
Richard J. Harshman	Executive Officer (Principal Executive Officer)

/s/ Dale G. Reid	Executive Vice President, Finance and	May 16, 2013
Dale G. Reid	Chief Financial Officer (Principal Financial Officer)

/s/ Karl D. Schwartz	Controller and Chief Accounting Officer	May 16, 2013
Karl D. Schwartz	(Principal Accounting Officer)

/s/ Carolyn Corvi	Director	May 16, 2013
Carolyn Corvi

/s/ Diane C. Creel	Director	May 16, 2013
Diane C. Creel

/s/ James C. Diggs	Director	May 16, 2013
James C. Diggs

/s/ J. Brett Harvey	Director	May 16, 2013
J. Brett Harvey

/s/ Barbara S. Jeremiah	Director	May 16, 2013
Barbara S. Jeremiah

/s/ Michael J. Joyce	Director	May 16, 2013
Michael J. Joyce

/s/ John R. Pipski	Director	May 16, 2013
John R. Pipski

/s/ James E. Rohr	Director	May 16, 2013
James E. Rohr

/s/ Louis J. Thomas	Director	May 16, 2013
Louis J. Thomas

/s/ John D. Turner	Director	May 16, 2013
John D. Turner

Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plans has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 16, 2013.

ALLEGHENY LUDLUM, LLC PERSONAL RETIREMENT AND 401(k) SAVINGS ACCOUNT PLAN
THE 401(k) PLAN
ALLEGHENY TECHNOLOGIES RETIREMENT SAVINGS PLAN
TDY INDUSTRIES, INC. 401(k) PROFIT SHARING PLAN FOR CERTAIN EMPLOYEES OF METALWORKING PRODUCTS
ATI PRECISION FINISHING, LLC EMPLOYEES’ 401(k) AND PROFIT SHARING PLAN

By: ALLEGHENY TECHNOLOGIES INCORPORATED, as Plan Administrator

By:	/s/ Richard J. Harshman
Richard J. Harshman
Chairman, President and Chief Executive Officer